Exhibit 20.3
Page 1 of 3

                    Navistar Financial 1995 - B Owner Trust
                          For the Month of May 1998
                      Distribution Date of June 15, 1998
                           Servicer Certificate #32

Original Pool Amount Initial Receivables                  $454,499,683.43
Subsequent Receivables (transferred 11/10/95)              $70,451,789.39

Beginning Pool Balance                                    $139,446,823.57
Beginning Pool Factor                                           0.2656376

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $8,159,569.93
     Interest Collected                                     $1,146,281.19

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $247,495.63
Total Additional Deposits                                     $247,495.63

Repos / Chargeoffs                                            $105,061.20
Aggregate Number of Notes Charged Off                                  65

Total Available Funds                                       $9,474,183.53

Ending Pool Balance                                       $131,261,355.66
Ending Pool Factor                                              0.2500447

Servicing Fee                                                 $116,205.69

Repayment of Servicer Advances                                 $79,163.22

Reserve Account:
     Beginning Balance  (see Memo Item)                    $11,539,443.79
     Target Percentage                                               5.50%
     Target Balance                                         $7,219,374.56
     Minimum Balance                                       $11,023,980.93
     (Release) / Deposit                                     ($515,462.86)
     Ending Balance                                        $11,023,980.93


Current Weighted Average APR:                                       9.846%
Current Weighted Average Remaining Term (months):                   22.82

Delinquencies                                             Dollars       Notes
     Installments:              1 - 30 days           $1,643,482.91     1,076
                                31 - 60 days            $451,520.65       321
                                60+  days               $127,857.28        67

     Total:                                           $2,222,860.84     1,087

     Balances:                  60+  days             $1,398,621.99        67

Memo Item - Reserve Account
     Prior Month                                     $11,023,980.93
+    Invest. Income                                      $47,529.47
+    Excess Serv.                                       $467,933.39
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $11,539,443.79

Exhibit 20.3
Page 2 of 3

Navistar Financial 1995 - B Owner Trust
For the Month of May 1998

                                                                             NOTES
                                                         (Money Market)
                                             TOTAL         CLASS A - 1        CLASS A - 2        CLASS A - 3       CERTIFICATES
                                      $525,000,000.00    $122,300,000.00    $100,000,000.00    $284,325,000.00     $18,375,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                                      0.00%              0.00%             96.50%              3.50%
     Coupon                                                       5.750%             5.940%             6.050%             6.220%

Beginning Pool Balance                $139,446,823.57
Ending Pool Balance                   $131,261,355.66

Collected Principal                     $8,080,406.71
Collected Interest                      $1,146,281.19
Charge - Offs                             $105,061.20
Liquidation Proceeds / Recoveries         $247,495.63
Servicing                                 $116,205.69
Cash Transfer from Reserve Account              $0.00
Total Collections Available
  for Debt Service                      $9,357,977.84

Beginning Balance                     $139,446,823.57              $0.00              $0.00    $128,631,738.71     $10,815,084.86

Interest Due                              $704,576.54              $0.00              $0.00        $648,518.35         $56,058.19
Interest Paid                             $704,576.54              $0.00              $0.00        $648,518.35         $56,058.19
Principal Due                           $8,185,467.91              $0.00              $0.00      $7,898,976.53        $286,491.38
Principal Paid                          $8,185,467.91              $0.00              $0.00      $7,898,976.53        $286,491.38

Ending Balance                        $131,261,355.66              $0.00              $0.00    $120,732,762.18     $10,528,593.48
Note / Certificate Pool Factor                                    0.0000             0.0000             0.4246             0.5730
   (Ending Balance / Original Pool Amount)
Total Distributions                     $8,890,044.45              $0.00              $0.00      $8,547,494.88        $342,549.57

Interest Shortfall                              $0.00              $0.00              $0.00              $0.00              $0.00
Principal Shortfall                             $0.00              $0.00              $0.00              $0.00              $0.00
     Total Shortfall                            $0.00              $0.00              $0.00              $0.00              $0.00
      (required from Reserve)
Excess Servicing                          $467,933.39
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance         $11,539,443.79
(Release) / Draw                         ($515,462.86)
Ending Reserve Acct Balance            $11,023,980.93

Exhibit 20.3
Page 3 of 3

Navistar Financial 1995 - B Owner Trust
For the Month  of  May, 1998


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                           5                      4                   3                  2                   1
                                        Jan-98                Feb-98              Mar-98              Apr-98              May-98
Beginning Pool Balance             $177,643,390.82     $168,562,493.73     $160,087,143.54     $149,863,734.61     $139,446,823.57

A)   Loss Trigger:
Principal of Contracts Charged Off     $244,474.62         $313,254.67          $41,333.74          $87,825.24         $105,061.20
Recoveries                             $450,213.60          $72,027.99         $583,334.83         $301,402.14         $247,495.63

Total Charged Off (Months 5, 4, 3)     $599,063.03
Total Recoveries (Months 3, 2, 1)    $1,132,232.60
Net Loss / (Recoveries) for 3 Mos     ($533,169.57)(a)

Total Balance (Months 5, 4, 3)     $506,293,028.09(b)

Loss Ratio Annualized  [(a/b) * (12)]      -1.2637%

Trigger:  Is Ratio > 1.5%                       No
                                                                                  Mar-98              Apr-98              May-98

B)   Delinquency Trigger:                                                    $1,150,174.46       $1,527,740.24       $1,398,621.99
     Balance delinquency 60+ days                                                 0.71847%            1.01942%            1.00298%
     As % of Beginning Pool Balance                                               0.76661%            0.82846%            0.91362%
     Three Month Average

Trigger:  Is Average > 2.0%                     No

C)   Noteholders Percent Trigger:           2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                     No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer